EXHIBIT 5.1

                                January 27, 1999


Board of Directors
ImaginOn,  Inc.
1313 Laurel Street, Suite 1
San Carlos, California   94070

Re:       Registration Statement on Form S-8
          Opinion of Counsel

Gentlemen:

          As counsel for ImaginOn, Inc. (the "Corporation"), a Delaware corporation, we have examined the Certificate of Incorporation, the Bylaws and Minutes of the Corporation and such other corporate records, documents and proceedings, and have considered such questions of law as we deemed relevant for the purpose of this opinion. We have also, as such counsel, examined the Corporation's Registration Statement on Form S-8 (the "Registration Statement"), which will be filed with the Securities and Exchange Commission today or shortly thereafter, covering the sale of an aggregate of up to 1,919,900 shares (the "Shares") of the Corporation's common stock underlying stock options outstanding under the terms of the 1997 Employee Stock Option Plan of ImaginOn.com (f/k/a ImaginOn, Inc.), a California corporation, which options were assumed by the Corporation upon consummation of a merger of ImaginOn.com with a wholly-owned subsidiary of the Corporation and grant the holder the right to buy common stock of the Corporation, and common stock underlying warrants granted under the Consulting Agreements as described in and in accordance with the terms of the Registration Statement.

          Based upon the foregoing, we are of the opinion that the Shares, upon exercise of the option in accordance with its terms, will be duly and validly issued as fully paid and non-assessable shares of common stock of the Corporation.

          We hereby consent to the use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.
                                Very truly yours,
                                /S/ FRIEDLOB SANDERSON RASKIN PAULSON
                                    & TOURTILLOTT, LLC
                                Friedlob Sanderson Raskin
                                Paulson & Tourtillott, LLC